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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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      /X/        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                MORTONS RESTAURANT GROUP, INC.
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                 (Name of Registrant as Specified In Its Charter)

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           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)
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From:      KEKST AND COMPANY                                  July 15, 2002
           Lissa Perlman
           David Lilly
           437 Madison Avenue
           New York, NY  10022-7001
           (212) 521-4800

For:       MORTON'S RESTAURANT GROUP, INC.             FOR IMMEDIATE RELEASE
           3333 New Hyde Park Road                     ---------------------
           New Hyde Park, NY  11042
           (516) 627-1515
           WWW.MORTONS.COM


Contact: THOMAS J. BALDWIN, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
         ----------------------------------------------------------------------
         MORTON'S RESTAURANT GROUP, INC.
         -------------------------------

            MORTON'S RESTAURANT GROUP AND CASTLE HARLAN AMEND MERGER AGREEMENT TO INCREASE MERGER CONSIDERATION TO $17.00 PER SHARE

NEW HYDE PARK, N.Y.... Morton's Restaurant Group, Inc. (NYSE: MRG) today announced that its merger agreement with Castle Harlan has been amended to increase the merger consideration to $17.00 per share pursuant to a revised offer from Castle Harlan received earlier today.

           This morning, Morton's received a revised offer from High River Limited Partnership, an affiliate of Carl Icahn, for a merger with Morton's at $17.00 per share. Although the High River proposal remained conditioned on Morton's amending the stockholders rights agreement as previously proposed, the revised High River proposal no longer required this to occur in a manner that would breach Morton's existing merger agreement with Castle Harlan. Morton's Special Committee and Board of Directors determined that, in view of the matching Castle Harlan offer, the Icahn offer did not constitute a superior proposal and, accordingly, approved the amendment to the Castle Harlan merger agreement, which was then executed. The Special Meeting of stockholders to consider the Castle Harlan merger agreement is scheduled for July 23, 2002. If the stockholders approve the Castle Harlan merger agreement, the Company expects to complete the merger shortly thereafter.


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FORWARD-LOOKING STATEMENTS

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS NEWS RELEASE, THE MATTERS ADDRESSED ARE FORWARD - LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, COMPETITIVE ACTIVITIES, THE COMPANY'S EXPANSION PLANS AND RESTAURANT PROFITABILITY LEVELS AND OTHER MATTERS IDENTIFIED FROM TIME TO TIME IN THE COMPANY'S PUBLIC REPORTS AND SEC FILINGS. ACTUAL RESULTS MAY VARY.

ADDITIONALLY, THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES RELATING TO THE PROPOSED MERGER AND OTHER FUTURE EVENTS, INCLUDING WHETHER AND WHEN THE PROPOSED MERGER WILL BE CONSUMMATED. A VARIETY OF FACTORS COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, RISKS THAT STOCKHOLDER APPROVAL AND MATERIAL THIRD PARTY CLEARANCES MAY NOT BE OBTAINED IN A TIMELY MANNER OR AT ALL, THAT AN ORDER OR INJUNCTION MAY BE IMPOSED PROHIBITING OR DELAYING THE MERGER AND THAT ANY OTHER CONDITIONS TO THE MERGER MAY NOT BE SATISFIED OR WAIVED. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

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